UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2021

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 2500 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2021, Cogent Biosciences, Inc. (“Cogent”) and BCSP Pearl East Property LLC (the “Landlord”) entered into a lease agreement (the “Lease”) pursuant to which Cogent will lease approximately 38,075 square feet of office and laboratory space at 4840 Pearl East Circle, Boulder, Colorado (the “Leased Space”).

Pursuant to the terms of the Lease, Cogent will take possession of the Leased Space by August 15, 2021 to commence construction and tenant improvements (collectively, “Improvements”). The Landlord will contribute an aggregate of approximately $6.9 million toward the cost of the Improvements, as well as an additional amount of up to approximately $2.3 million in the form of a tenant improvement loan at an annual interest rate of 6%. Any monies borrowed under the tenant improvement loan are required to be repaid over the Lease term.

The Lease will commence upon the earlier of (i) substantial completion of the Improvements or (ii) May 1, 2022. Cogent will be entitled to 14 months of free rent, followed by an initial Lease term of 12 years. Cogent also has the option to extend the Lease for three successive five-year terms. Upon the commencement of its obligation to pay rent, Cogent will pay the Landlord base rent at an initial rate of $40.00 per square foot per year. Rent will be payable in equal monthly installments and subject to 2.5% annual increases over the term. Additionally, Cogent is responsible for reimbursing the Landlord for Cogent’s share of the building’s property taxes and operating expenses. In connection with the Lease, Cogent will provide a cash security deposit to the Landlord in an amount of $700,000.

The foregoing description of the terms of the Lease does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1 herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease by and between Cogent Biosciences, Inc. and BCSP Pearl East Property LLC dated July 6, 2021. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2021	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan D. Kearns
Evan D. Kearns
Chief Legal Officer